NEWS RELEASE
W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000

FOR IMMEDIATE RELEASE	CONTACT:	Karen A. Horvath
Vice President - External
Financial Communications
(203) 629-3000

W. R. BERKLEY CORPORATION REPORTS SECOND QUARTER RESULTS
Net Income Increased 65% to $180 Million; Return on Equity of 13.3%

Greenwich, CT, July 24, 2018 -- W. R. Berkley Corporation (NYSE: WRB)
today reported net income for the second quarter of 2018 of $180 million, or $1.40 per share.

Summary Financial Data
(Amounts in thousands, except per share data)

	Second Quarter		Six Months
	2018	2017	2018	2017

Gross premiums written	$1,948,074	$1,887,152	$3,927,495	$3,823,359
Net premiums written	1,624,104	1,564,251	3,289,442	3,211,089

Net income to common stockholders	180,075	109,004	346,472	232,451
Net income per diluted share	1.40	0.85	2.70	1.81

Return on equity (1)	13.3%	8.6%	12.8%	9.2%

(1)	Return on equity represents net income expressed on an annualized basis as a percentage of beginning of year stockholders’ equity.

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Second quarter highlights included:

•
We reported annualized pre-tax return on equity of 16.9%. (Excluding the accounting change for equity securities that became effective January 1, 2018, the annualized pre-tax return on equity would have been 20.9%.)

•	Insurance net premiums written increased 5.2%.

•	Investment income increased 13.7%. Investment income attributable to the core investment portfolio increased 9.8%(1).

•	The combined ratio was 94.9%.

•	Total catastrophe losses were $14 million; non-catastrophe weather-related losses were $15 million.

•	Net realized pre-tax gains and net unrealized pre-tax gains on equity securities of $66 million, net of performance-based compensatory costs(2).

•	Total capital returned to shareholders was $79 million, including $61 million of special dividends.

The Company commented:
We were pleased with our 13.3% annualized return on equity in the second quarter of 2018, which reflected healthy performance in all areas of the business.
Our net premiums written grew due to a combination of increased market penetration, rate improvements and a strengthening economy. Growth in the Insurance segment of 5.2% was partially offset by a decline in the Reinsurance segment, where we chose to reduce our business in light of the competitive environment. Overall, our underwriting performance was favorable, with a combined ratio that was relatively stable year-over-year. Our ability to manage volatility was again demonstrated in our results, as the impact of severe convective storm activity in the quarter was very modest.
Net investment income grew nearly 14% over the prior year due to an increase in the yield on fixed maturity securities and a higher base of invested assets. We continue to be rewarded from our earlier strategic decision to shorten the duration while maintaining the quality of our portfolio. We realized gains on sales of investments of $124 million, before consideration of the change in accounting for unrealized gains on equity securities.
We remain focused on creating value for our shareholders over the long-term and are confident that we will be able to deliver strong results throughout the remainder of the year.

(1) Core portfolio includes fixed maturity securities, equity securities, cash and cash equivalents, real estate and loans receivable.

(2) Net realized pre-tax gains and net unrealized pre-tax gains on equity securities before performance-based compensatory costs were $70 million.

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Webcast Conference Call
The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on July 24, 2018, at 5:00 p.m. eastern time. The conference call will be webcast live on the Company's website at http://www.wrberkley.com/investor-relations/events-and-presentations.aspx. Please log on at least ten minutes early to register and download and install any necessary software. A replay of the webcast will be available on the Company's website approximately two hours after the end of the conference call.
About W. R. Berkley Corporation
Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates worldwide in two segments of the property casualty business: Insurance and Reinsurance.

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Forward Looking Information

This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2018 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the cyclical nature of the property casualty industry; the impact of significant competition, including new alternative entrants to the industry; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, including real estate, merger arbitrage, energy related and private equity investments; the effects of emerging claim and coverage issues; the uncertain nature of damage theories and loss amounts; natural and man-made catastrophic losses, including as a result of terrorist activities; general economic and market activities, including inflation, interest rates, and volatility in the credit and capital markets; the impact of the conditions in the financial markets and the global economy, and the potential effect of legislative, regulatory, accounting or other initiatives taken in response, on our results and financial condition; foreign currency and political risks (including those associated with the United Kingdom's withdrawal from the European Union, or "Brexit") relating to our international operations; our ability to attract and retain key personnel and qualified employees; continued availability of capital and financing; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Program Reauthorization Act of 2015; the ability of our reinsurers to pay reinsurance recoverables owed to us; other legislative and regulatory developments, including those related to business practices in the insurance industry; credit risk related to our policyholders, independent agents and brokers; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; potential difficulties with technology and/or data security; the effectiveness of our controls to ensure compliance with guidelines, policies and legal and regulatory standards; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2018 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our revenues would not necessarily result in commensurate levels of earnings. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

# # #

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Consolidated Financial Summary
(Amounts in thousands, except per share data)

	Second Quarter		Six Months
	2018	2017	2018	2017
Revenues:
Net premiums written	$1,624,104	$1,564,251	$3,289,442	$3,211,089
Change in unearned premiums	(43,051)	4,452	(140,981)	(72,345)
Net premiums earned	1,581,053	1,568,703	3,148,461	3,138,744
Net investment income	153,777	135,264	328,295	284,123
Net realized and unrealized gains on investments (1)	69,631	40,453	118,095	92,801
Revenues from non-insurance businesses	76,698	69,857	146,869	135,247
Insurance service fees	29,719	33,584	60,393	66,864
Other income	38	188	50	688
Total revenues	1,910,916	1,848,049	3,802,163	3,718,467
Expenses:
Losses and loss expenses	973,636	964,698	1,936,856	1,944,302
Other operating costs and expenses	593,142	616,632	1,203,581	1,220,332
Expenses from non-insurance businesses	75,191	68,959	144,734	134,978
Interest expense	39,705	36,799	76,760	73,597
Total expenses	1,681,674	1,687,088	3,361,931	3,373,209
Income before income taxes	229,242	160,961	440,232	345,258
Income tax expense	(48,464)	(51,388)	(91,881)	(111,011)
Net income before noncontrolling interests	180,778	109,573	348,351	234,247
Noncontrolling interests	(703)	(569)	(1,879)	(1,796)
Net income to common stockholders	$180,075	$109,004	$346,472	$232,451

Net income per share:
Basic	$1.42	$0.87	$2.74	$1.88
Diluted	$1.40	$0.85	$2.70	$1.81

Average shares outstanding (2):
Basic	126,517	125,334	126,446	123,623
Diluted	128,339	128,601	128,189	128,546

(1) Includes net realized gains on investment sales of $124 million reduced by a change in unrealized gains on equity securities of $54 million in the second quarter 2018. For the six months ended June 30, 2018, includes net realized gains on investment sales of $267 million reduced by a change in unrealized gains on equity securities of $149 million. The inclusion of change in unrealized gains on equity securities within net income commenced January 1, 2018 due to our adoption of ASU 2016-01.

(2) Basic shares outstanding consist of the weighted average number of common shares outstanding during the period (including shares held in a grantor trust). Diluted shares outstanding consist of the weighted average number of basic and common equivalent shares outstanding during the period.

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Business Segment Operating Results
(Amounts in thousands, except ratios) (1)

	Second Quarter		Six Months
	2018	2017	2018	2017
Insurance:
Gross premiums written	$1,821,228	$1,745,734	$3,659,199	$3,515,139
Net premiums written	1,513,526	1,438,169	3,056,578	2,932,303
Premiums earned	1,456,008	1,415,586	2,888,345	2,828,755
Pre-tax income	198,052	186,134	427,080	386,127
Loss ratio	61.5%	61.1%	61.1%	61.0%
Expense ratio	32.9%	33.0%	32.8%	33.0%
GAAP combined ratio	94.4%	94.1%	93.9%	94.0%

Reinsurance:
Gross premiums written	$126,846	$141,418	$268,296	$308,220
Net premiums written	110,578	126,082	232,864	278,786
Premiums earned	125,045	153,117	260,116	309,989
Pre-tax income	21,303	14,771	35,895	19,364
Loss ratio	62.0%	65.2%	66.1%	70.6%
Expense ratio	38.7%	39.2%	38.1%	38.1%
GAAP combined ratio	100.7%	104.4%	104.2%	108.7%

Corporate and Eliminations:
Net realized and unrealized gains on investments	$69,631	$40,453	$118,095	$92,801
Interest expense	(39,705)	(36,799)	(76,760)	(73,597)
Other revenues and expenses	(20,039)	(43,598)	(64,078)	(79,437)
Pre-tax income (loss)	9,887	(39,944)	(22,743)	(60,233)

Consolidated:
Gross premiums written	$1,948,074	$1,887,152	$3,927,495	$3,823,359
Net premiums written	1,624,104	1,564,251	3,289,442	3,211,089
Premiums earned	1,581,053	1,568,703	3,148,461	3,138,744
Pre-tax income	229,242	160,961	440,232	345,258
Loss ratio	61.6%	61.5%	61.5%	61.9%
Expense ratio	33.3%	33.6%	33.3%	33.5%
GAAP combined ratio	94.9%	95.1%	94.8%	95.4%

(1) Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

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Supplemental Information
(Amounts in thousands)

	Second Quarter		Six Months
	2018	2017	2018	2017
Net premiums written:
Other liability	$504,315	$478,595	$973,155	$915,041
Workers' compensation	377,003	372,006	796,261	798,563
Short-tail lines (1)	312,318	280,100	603,436	567,178
Commercial automobile	185,804	173,956	400,449	378,155
Professional liability	134,086	133,512	283,277	273,366
Total Insurance	1,513,526	1,438,169	3,056,578	2,932,303
Casualty reinsurance	80,306	86,386	162,641	179,928
Property reinsurance	30,272	39,696	70,223	98,858
Total Reinsurance	110,578	126,082	232,864	278,786
Total	$1,624,104	$1,564,251	$3,289,442	$3,211,089

Losses from catastrophes:
Insurance	$12,929	$32,540	$20,060	$46,844
Reinsurance	627	429	884	623
Total	$13,556	$32,969	$20,944	$47,467

Net investment income:
Core portfolio (2)	$132,728	$120,912	$261,701	$236,761
Investment funds	12,716	8,895	53,070	35,544
Arbitrage trading account	8,333	5,457	13,524	11,818
Total	$153,777	$135,264	$328,295	$284,123

Net realized and unrealized gains on investments:
Net realized gains on investment sales	$124,283	$40,453	$266,952	$92,801
Change in unrealized gains on equity securities (3)	(54,652)	—	(148,857)	—
Total	$69,631	$40,453	$118,095	$92,801

Other operating costs and expenses:
Policy acquisition and insurance operating expenses	$526,862	$527,707	$1,047,093	$1,051,116
Insurance service expenses	30,990	34,923	63,702	64,856
Net foreign currency (gains) losses	(18,251)	6,968	(4,767)	12,477
Other costs and expenses	53,541	47,034	97,553	91,883
Total	$593,142	$616,632	$1,203,581	$1,220,332

Cash flow from operations	$139,397	$149,386	$119,362	$224,858

(1) Short-tail lines include commercial multi-peril (non-liability), inland marine, accident and health, fidelity and surety, boiler and machinery and other lines.
(2) Core portfolio includes fixed maturity securities, equity securities, cash and cash equivalents, real estate and loans receivable.
(3) The inclusion of change in unrealized gains on equity securities within net income commenced January 1, 2018 due to our adoption of ASU 2016-01.

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Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	June 30, 2018	December 31, 2017

Net invested assets (1)	$18,479,194	$18,508,646
Total assets	24,621,144	24,299,917
Reserves for losses and loss expenses	11,736,575	11,670,408
Senior notes and other debt	1,792,055	1,769,052
Subordinated debentures	907,117	728,218
Common stockholders’ equity (2)	5,426,118	5,411,344
Common stock outstanding (3)	121,716	121,515
Book value per share (4)	44.58	44.53
Tangible book value per share (4)	42.59	42.51

(1)
Net invested assets include investments, cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases, net of related liabilities.

(2)
As of June 30, 2018, reflected in common stockholders' equity are after-tax unrealized investment gains of $3 million and unrealized currency translation losses of $399 million. As of December 31, 2017, after-tax unrealized investment gains were $375 million and unrealized currency translation losses were $307 million. The decrease in unrealized investment gains during 2018 was primarily attributable to the change in accounting treatment of equity securities and the impact on fixed maturity securities from rising interest rates.

(3)
During the six months ended June 30, 2018, the Company repurchased 101,000 shares of its common stock for $6.8 million. During the three months ended June 30, 2018, the Company did not repurchase any shares of its common stock. The number of shares of common stock outstanding excludes shares held in a grantor trust.

(4)
Book value per share is total common stockholders’ equity divided by the number of common shares outstanding. Tangible book value per share is total common stockholders’ equity excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding.

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Investment Portfolio
June 30, 2018
(Amounts in thousands)

	Carrying Value	Percent of Total
Fixed maturity securities:
United States government and government agencies	$481,633	2.6%
State and municipal:
Special revenue	2,554,685	13.8%
Pre-refunded	453,704	2.5%
Local general obligation	406,327	2.2%
State general obligation	385,800	2.1%
Corporate backed	331,387	1.8%
Total state and municipal	4,131,903	22.4%
Mortgage-backed securities:
Agency	874,125	4.7%
Commercial	363,182	2.0%
Residential - Prime	205,996	1.1%
Residential - Alt A	27,246	0.1%
Total mortgage-backed securities	1,470,549	7.9%
Asset-backed securities	2,354,915	12.7%
Corporate:
Industrial	2,308,693	12.5%
Financial	1,352,954	7.3%
Utilities	275,026	1.5%
Other	41,516	0.2%
Total corporate	3,978,189	21.5%
Foreign government	801,540	4.3%
Total fixed maturity securities (1)	13,218,729	71.4%
Equity securities available for sale:
Common stocks	288,027	1.6%
Preferred stocks	184,362	1.0%
Total equity securities available for sale	472,389	2.6%
Real estate	1,883,622	10.2%
Investment funds (2)	1,207,251	6.5%
Cash and cash equivalents (3)	878,027	4.8%
Arbitrage trading account	721,088	3.9%
Loans receivable	98,088	0.6%
Net invested assets	$18,479,194	100.0%

(1)	Total fixed maturity securities had an average rating of AA - and an average duration of 2.9 years, including cash and cash equivalents.

(2)	Investment funds are net of related liabilities of $1.3 million.

(3)	Cash and cash equivalents includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.